CINCINNATI FINANCIAL CORPORATION

Investor Contact: Heather J. Wietzel

 513-870-2768

CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik

513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Corporation Holds Shareholders' and Directors' Meetings

• Directors elected and board committees reaffirmed

• Hollenbeck elevated to corporate officer

Cincinnati, May 5, 2008 – Cincinnati Financial Corporation (Nasdaq: CINF) today announced that at the company's annual meeting on May 3, 2008, shareholders elected one director for a term of two years and four directors for terms of three years to the 13 member board. Shareholders also ratified the selection of Deloitte & Touche LLP as independent registered public accounting firm and approved amending the company’s Code of Regulation to provide express authority for uncertificated shares.

The board of directors also met and named Martin F. Hollenbeck, CFA, CPCU, as senior vice president and manager – investments, assistant secretary and assistant treasurer for Cincinnati Financial Corporation. Hollenbeck currently is vice president and manager – investments for the company’s insurance subsidiaries, as well as president and chief operating officer of CFC Investment Company and president and member of the board of CinFin Capital Management Company. In addition to the chartered financial analyst and chartered property casualty underwriter professional designations, he holds a master’s degree in business from Xavier University and a bachelor’s degree in economics from Northern Kentucky University.

Chairman and Chief Executive Officer John J. Schiff, Jr., CPCU, commented: “We thank shareholders for approving our selection of Deloitte & Touche and our nominees to the board. The directors who were elected Saturday, as well as our continuing directors, bring their extensive business knowledge and experience to help guide Cincinnati Financial through challenges and opportunities. We also welcome Marty as a corporate officer. Marty has served our company for more than 20 years. We greatly appreciate his leadership of our investment operations, which continue to drive the company’s long-term performance.”

Elected to the board were Kenneth C. Lichtendahl, president, chief executive officer and director of Tradewinds Beverage Company, based in Cincinnati; W. Rodney McMullen, vice chairman of The Kroger Co., based in Cincinnati; Thomas R. Schiff, chairman, chief executive officer and agent of John J. & Thomas R. Schiff & Co. Inc., a privately owned independent insurance agency, based in Cincinnati; John F. Steele, Jr., chairman and chief executive officer of Hilltop Basic Resources Inc., a family owned aggregates and ready-mixed concrete supplier to the construction industry, based in Cincinnati; and Larry R. Webb, CPCU, president, director, principal owner and agent of Webb Insurance Agency Inc., a privately owned independent insurance agency based in Lima, Ohio.

The board also announced committee service for the coming year, in line with the independence requirements of applicable law and the listing standards of Nasdaq:

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Audit – William F. Bahl, Gregory T. Bier, Dirk J. Debbink, Kenneth C. Lichtendahl (chair), Gretchen W. Price, Douglas S. Skidmore and John F. Steele, Jr.

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Compensation – Kenneth C. Lichtendahl, W. Rodney McMullen (chair), Gretchen W. Price and E. Anthony Woods.

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Executive – William F. Bahl, James E. Benoski, Dirk J. Debbink, W. Rodney McMullen, John J. Schiff, Jr. (chair), Larry R. Webb and E. Anthony Woods

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Investment – William F. Bahl, James E. Benoski, Gregory T. Bier, W. Rodney McMullen, John J. Schiff, Jr. (chair), Thomas R. Schiff and E. Anthony Woods. Richard M. Burridge, CFA, continues to serve as committee adviser.

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Nominating – William F. Bahl (chair), Kenneth C. Lichtendahl, Gretchen W. Price and Douglas S. Skidmore.

Schiff noted, “Through their committee assignments and their dedication to understanding our insurance business, our directors work toward a prosperous future for the shareholders of Cincinnati Financial, supporting stability for our agents, policyholders and associates.”

Cincinnati Financial Corporation offers property and casualty insurance, our main business, through our three standard market companies, The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Specialty Underwriters Insurance Company provides excess and surplus lines property and casualty insurance. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CSU Producer Resources Inc., is our excess and surplus lines brokerage, serving the same local independent agencies that offer our standard market policies. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and nonprofit organizations. For additional information about the company, please visit www.cinfin.com.

Mailing Address:

Street Address:

P.O. Box 145496

6200 South Gilmore Road

Cincinnati, Ohio 45250-5496

Fairfield, Ohio 45014-5141